                                                                   EXHIBIT 10.40

          CONFIDENTIAL PORTIONS HAVE BEEN OMITTED BASED UPON A REQUEST

            FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 OF THE

         SECURITIES EXCHANGE ACT OF 1934 AND HAVE BEEN SEPARATELY FILED

                              WITH THE COMMISSION.

April 5, 2004

Qiagen NV
c/o Qiagen GmbH
Max. Volmer-Strasse
402721 Hilden, Germany

Attention:  Peer Schatz, President and CEO

Gentlemen:

      This Letter Amendment serves to document our mutual understanding and agreement to certain changes to our Co-Exclusive License and Supply Agreement dated November 4, 2002 (the "Agreement"). All capitalized terms not defined in this Letter Amendment shall have the meaning set forth in the Agreement.

      1. AMENDMENT OF SECTION 2.2(a). For Calendar Year 2004, and subject to mutual agreement on amendments to Section 8.4 as envisioned in paragraphs 6 and 7 hereof, for 2005 to 2008, Section 2.2(a) of the Agreement is amended to read:

            "(a) CO-EXCLUSIVE RIGHT. Epoch shall have the right to directly market, distribute and sell Similar Products in the Field in the Territory. Epoch may market, promote, sell and distribute under its label products substantially similar to Custom Probe Sets, and other Epoch products, including those which measure the expression levels of the same gene as any Catalogue Probe Set (provided that Epoch agrees that, notwithstanding any other provision of this Agreement, if it manufactures catalogue products in the Field for itself which measure the expression levels of the same gene as targeted by a then-existing Catalogue Probe Set of Qiagen, Epoch will not use the same probe sequence as designated by Qiagen in such Catalogue Probe Set). Epoch shall not have the right to appoint any third party as a distributor and/or licensee of Similar Products in the Field in the Territory. The limitations and restrictions set forth herein do not restrict Epoch from appointing any third party as a distributor, or from itself acting as a distributor, outside the Field."

If the parties reach mutual agreement on amendments to Section 8.4 as envisioned in paragraphs 6 and 7 hereof, for 2005 to 2008, Section 2.2(a) of the Agreement shall revert to the text as written prior to this letter amendment.

      2.    [*] CUSTOM PROBE SETS. The definition of "Custom Probe Set" in
Article 1 is amended to read:

      "CUSTOM PROBE SET" means an MGB Eclipse Probe, designed to measure the expression level of a specific target gene with a probe sequence designed by the customer and determined using the MGB Eclipse Software. Orders for Epoch's MGB Eclipse Probes with respect to Custom Probe Sets shall be filled by Epoch and shipped to Qiagen for packaging, at [*], [*], [*]or [*] yield, or any other yield proposed by Qiagen and agreed to by Epoch, such agreement to not be unreasonably withheld. Epoch will make the [*] Custom Probe Sets available for sale by Qiagen by April 23, 2004."

      3. SUGGESTED LIST PRICE OF [*] CUSTOM PROBE SETS. Exhibit A to the Agreement, referenced in Section 4.1(a) of the Agreement is amended to add the following line items to Section B:

                                U.S.             JAPAN          EUROPE
                                 $               (YEN)         (EUROS)
                               -----             -----         -------
MGB ECLIPSE PROBES
[*]                             [*]               [*]            [*]
EPOCH PRIMERS (EACH)
[*]                             [*]               [*]            [*]

      4. PRICING OF [*] CUSTOM PROBE SETS. Section 4.1(a) of the Agreement is hereby amended to add the following sentence at the end:

      "In addition to the foregoing, the initial Suggested Retail Prices for the [*] Custom Probe Sets, is set forth on Exhibit A to this Agreement, which price may be adjusted by Epoch as set forth above. With respect to the [*] Custom Probe Sets only, Qiagen shall pay Epoch for each MGB Eclipse Probe and relevant Epoch Primers purchased hereunder, [*] percent ([*]%) of the Suggested Retail Price for such MGB Eclipse Probe as of the date of order."

      5. QUARTERLY MINIMUMS. Section 8.4 of the Agreement is hereby deleted in its entirety and replaced with the following:

      "8.4  MINIMUM QUARTERLY SALES, SHORTFALL ORDERS OR PAYMENTS.

            In the event that Qiagen's Net Sales of Products and Epoch Primers to its non-Affiliate customers in each quarter set forth below do not exceed the amounts set forth below:

      *     CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH COMMISSION.

CALENDAR QUARTER ENDING              QUARTERLY MINIMUM NET SALES
-----------------------              ---------------------------
March 31, 2004                                 US $[*]
June 30, 2004                                  US $[*]
September 30, 2004                             US $[*]
December 31, 2004                              US $[*]

            then, either:

            (I) At least twenty (20) days prior to the end of such calendar quarter, Qiagen shall place one or more purchase orders for a volume of Product Deliverables which results in Epoch receiving payment from Qiagen in an amount which is at least the lesser of (i) [*] percent ([*]%) of the dollar amount by which Qiagen's Net Sales fell short in such quarter, or (ii) [*] dollars (US$[*]) (a "Shortfall Order"); provided, however, that for the purchase obligation for the first calendar quarter of 2004 Qiagen shall place any Shortfall Order with Epoch for the Q1, 2004 obligation by April 15, 2004; and provided further that Qiagen shall be permitted to specify the details (e.g., sequences) of the Product Deliverables contained in any Shortfall Order within thirty (30) days of placing the relevant purchase order(s); or

            (II) within fifteen (15) days following the end of such calendar quarter, Qiagen shall issue a report of the amount of the deficiency in Net Sales for such quarter, and within thirty
                  (30) days of the end of such calendar quarter shall pay to Epoch a payment equal to the lesser of (i) [*] percent ([*]%) of the amount of the deficiency in Net Sales for such quarter, or (ii) [*] dollars (US $[*]) (a "Shortfall Payment").

            To the extent Net Sales in any calendar quarter exceed the relevant quarterly minimum, such excess shall not be credited against Net Sales for a subsequent quarter. To the extent that any Shortfall Order is determined to have been greater than the minimum amount required pursuant to (I) above based on the actual deficiency in Net Sales for the relevant calendar quarter, Qiagen shall be allowed to credit any such excess Shortfall Order against any subsequent Shortfall Order. For purposes of this Section 8.4, Qiagen's Net Sales in currency other than U.S. dollars shall be converted into U.S. dollars for such calculation on a monthly basis, based on the average exchange rate during the applicable quarter, according to the exchange rates published in the U.S. West Coast edition of The Wall Street Journal.

            *     CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH
            COMMISSION.

            Qiagen's obligations to place a Shortfall Order or make a Shortfall Payment with respect to any calendar quarter under this Section 8.4, are subject to the following: that during the relevant quarter, there has been no material disruption of supply or availability of the Product Deliverables, including, from and after April 23, 2004, the [*] Custom Probe Sets, which was beyond the control of Qiagen, that during the relevant quarter, there has been no material disruption in access by Qiagen or Qiagen customers to the MGB Eclipse Software resulting from a defect in the MGB Eclipse Software and which disruption was not within Qiagen's reasonable control to remedy, and that the number of Product Deliverables rejected by Qiagen and accepted for replacement or refund pursuant to Section 3.5(b) has not exceeded [*] percent ([*]%) of the volume of Product Deliverables delivered in such quarter.

      6. NEGOTIATION OF SHORTFALL PAYMENT CAP FOR 2005. Commencing on or before November 1, 2004, the parties will negotiate in good faith a Shortfall Payment cap for each quarter in 2005 (in lieu of the $[*] cap set forth in Section 8.4 as amended above). If the parties agree on such Shortfall Payment caps for 2005, then Section 8.4 shall be amended to reflect such agreed upon Shortfall Payment caps and Section 8.4 shall be amended to reflect the following quarterly minimum Net Sales levels for 2005:

CALENDAR QUARTER ENDING              QUARTERLY MINIMUM NET SALES
-----------------------              ---------------------------
March 31, 2005                                 US $[*]
June 30, 2005                                  US $[*]
September 30, 2005                             US $[*]
December 31, 2005                              US $[*]

If the parties fail to agree on amended Shortfall Payment caps for each quarter in 2005 by December 15, 2004, then the Agreement shall become non-exclusive as of January 1, 2005.

      7. NEGOTIATION OF MINIMUMS FOR 2006, 2007 AND 2008. Concurrently with the negotiations of the Shortfall Payment caps for 2005, the parties will negotiate in good faith quarterly minimum Net Sales and Shortfall Payment caps for each calendar quarter in 2006, 2007 and 2008 and will enter into an appropriate amendment to Section 8.4 once agreement is reached. If the parties fail to agree on quarterly minimum Net Sales and Shortfall Payment caps for each calendar quarter in 2006, 2007 and 2008 by June 30, 2005, then the Agreement shall become non-exclusive as of January 1, 2006.

      8. CONTINUED EFFECTIVENESS OF THE AGREEMENT. In all other respects, we agree that the Agreement shall remain in full force and effect. In the ease of a conflict between any provision of this Letter Amendment and the Agreement, this Letter Amendment shall take precedent.

      *     CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH COMMISSION.

      Please indicate your acceptance and agreement with the terms of this Letter Amendment by signing where indicated below,

                                                 EPOCH BIOSCIENCES, INC.

                                                 /s/ William Gerber, M.D
                                                 -------------------------------
                                                 William Gerber, M.D., Chief
                                                 Executive Officer

Agreed and accepted:
QIAGEN NV

By: /s/ Peer Schatz
   -------------------------
Title: President and CEO

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